Exhibit 2



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-90890) pertaining to the Atlantic American Corporation 401(k) Retirement Savings Plan of our report dated June 14, 2006, with respect to the financial statements and schedule of Atlantic American Corporation 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.


                                             GIFFORD, HILLEGASS & INGWERSEN, LLP





Atlanta, Georgia
June 14, 2006